Stevens & Lee
Lawyers & Consultants
620 Freedom Business Center
Suite 200
P.O. Box 62330
King of Prussia, PA 19406
(610) 205-6000 Fax (610) 337-4374
www.stevenslee.com
February 23, 2007
Board of Directors
First Priority Financial Corp.
2 West Liberty Boulevard
Suite 104
Malvern, Pennsylvania 19355

Re:	Registration Statement on Form S-4
First Priority Financial Corp.
Gentlemen:
     In connection with the proposed offering of up to 2,107,500 shares of common stock, $1.00 par value (the “Common Stock”), and 421,500 warrants to acquire Common Stock (the “Warrants”) by First Priority Financial Corp. (the “Company”), covered by the Company’s Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to such Common Stock and Warrants, we, as special counsel to the Company, have reviewed:
     (1) the Articles of Incorporation of the Company;
     (2) the Bylaws of the Company;
     (3) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;
     (4) the Registration Statement;
     (5) copies of the certificates representing shares of the Common Stock; and
     (6) copies of the agreements relating to the Warrants.
Philadelphia  •  Reading  •  Valley Forge  •  Lehigh Valley  •  Harrisburg  •  Lancaster  •  Scranton
Williamsport  •  Wilkes-Barre  •  Princeton  •  Cherry Hill  •  New York  •  Wilmington
A PROFESSIONAL CORPORATION

Stevens & Lee
Lawyers & Consultants
Board of Directors
February 23, 2007

     Based solely upon our review of the foregoing, it is our opinion that:
     (a) The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly subsisting and in good standing under the laws of such Commonwealth.
     (b) The Common Stock and Warrants covered by the Registration Statement have been duly authorized and, when issued pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “LEGAL MATTERS” in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Sincerely
/s/ STEVENS & LEE